Exhibit 10.1

Management Incentive Plan (MIP) Recommendation to Board of Directors                                                                       September 16, 2013

Purpose:	Provide a cash incentive program for the leadership of School Specialty

Goal:

Gain 100% alignment and engagement from senior leaders around the CEO priorities:  1) stabilize our business; 2) align our infrastructure better and lower our costs; 3) improve our bottom line performance.

Structure:	Essentially, this is the Incentive Bonus Plan structure (as of June 1, 2007) that has been in place previously

Cost:	At current staffing level of eligible participants (64 total), annual cost at Target = $1,963,000

Payout:	Payout Percentage will be determined by the FY2014 final results with payout occurring within 90 days from the close of the fiscal year

Target/Metric:	The MIP for F2014 will be based on a single metric of Operating EBITDA with the following thresholds and Scale:

	Threshold	Target	Maximum
% achievement	90.5%	100%	114.3%
EBITDA	$38.0M	$42.0M	$48.0M
% Payout(1)	80%	100%	150%

(1) This represents the percentage of an individual target based on the salary grade level of the participant

Other Specifics:

Additional Comments on the plan include:

√	Participant must be employed with company on date of payment.
√	Board of Directors will approve final payout percentage
√	Target represents Adjusted Budget ($44M original budget less $2M for public company costs)
√	Participants are director level and up (range on target as % of base = 15% to 60%)
√	No payout for EBITDA achievement below $38M; program capped at 150% achievement